EXHIBIT 99.2
                         REPORT OF INDEPENDENT AUDITORS




The Board of Directors and Shareholder
InterCAP Graphics Systems, Inc.


We have audited the accompanying consolidated balance sheets of InterCAP Graphics Systems, Inc. and subsidiaries (the Company), a wholly-owned subsidiary of Intergraph Corporation, as of December 31, 1998 and 1997, and the related consolidated statements of operations, shareholder's equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of InterCAP Graphics Systems, Inc. and subsidiaries at December 31, 1998 and 1997, and the consolidated results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.


                                            By: /S/ ERNST & YOUNG, LLP
                                            --------------------------


Dallas, Texas
May 28, 1999



                                           INTERCAP GRAPHICS SYSTEMS, INC.
                                             CONSOLIDATED BALANCE SHEETS
                                        (in thousands, except per share data)


                                                                  MARCH 31,            DECEMBER 31,
                                                                 -------------    -------------------------
                                                                    1999             1998           1997
                                                                 -------------    -----------   -----------
                                                                 (UNAUDITED)
                                                  ASSETS

Current assets:
      Cash and cash equivalents                                    $    461         $    117      $    106
      Accounts receivable, net                                          795            1,257           436
      Note receivable from Parent                                     1,600            1,600             -
      Prepaids, deposits and other current assets                        75               42            44

                                                                 -------------    -----------   -----------
          Total current assets                                        2,931            3,016           586

Property and equipment, net                                              87               79           113
Goodwill, net                                                           990            1,320         2,640
Other assets                                                             58               20            20

                                                                 -------------    -----------   -----------
          Total assets                                             $  4,066         $  4,435      $  3,359
                                                                 =============    ===========   ===========

                                    LIABILITIES AND SHAREHOLDER'S EQUITY

Current liabilities:
      Accounts payable                                              $   109          $   137       $   233
      Accrued compensation and benefits                                 201              172           155
      Other accrued liabilities                                          77              191            58
      Deferred revenue                                                1,052              747           833
      Payable to Parent                                                 793              995           106

                                                                 -------------    -----------   -----------
          Total current liabilities                                   2,232            2,242         1,385

Commitments                                                               -                -             -

Shareholder's equity
      Common stock, $0.10 par value, 9,000,000 shares
          authorized; 1,000 shares issued and outstanding                 -                -             -
      Additional capital                                              7,780            7,780         7,780
      Accumulated deficit                                            (6,017)          (5,584)       (5,901)
      Accumulated other comprehensive income (loss)                      71               (3)           95

                                                                 -------------    -----------   -----------
          Total shareholder's equity                                  1,834            2,193         1,974

                                                                 -------------    -----------   -----------
          Total liabilities and shareholder's equity                $ 4,066          $ 4,435       $ 3,359
                                                                 =============    ===========   ===========

See accompanying notes.


                                               INTERCAP GRAPHICS SYSTEMS, INC.
                                            CONSOLIDATED STATEMENTS OF OPERATIONS
                                                       (in thousands)

                                                          THREE MONTHS ENDED                   YEARS ENDED
                                                              MARCH 31,                        DECEMBER 31,
                                                    -------------------------------   ------------------------------
                                                         1999             1998            1998             1997
                                                    ---------------   -------------   --------------   -------------
                                                             (UNAUDITED)

License revenue                                      $     342         $   1,993        $  3,344         $  1,872
Maintenance revenue                                        427               424           1,583            1,575
Consulting revenue                                         140                36             407               92
                                                    ---------------   -------------   --------------   -------------
Net revenues                                               909             2,453           5,334            3,539

License cost of sales                                       26               121             171               62
Maintenance cost of sales                                  116               193             797              789
Consulting cost of sales                                    85                33             284               92
                                                    ---------------   -------------   --------------   -------------
Cost of revenues                                           227               347           1,252              943
                                                    ---------------   -------------   --------------   -------------
     Gross profit                                          682             2,106           4,082            2,596

Operating expenses:
   Sales and marketing                                     293               384           1,226            1,282
   General and administrative                              208               130             548              524
   Research and development                                279               300           1,154            1,157
   Goodwill amortization                                   330               330           1,320            1,320
                                                    ---------------   -------------   --------------   -------------
        Total operating expenses                         1,110             1,144           4,248            4,283

                                                    ---------------   -------------   --------------   -------------
Income (loss) from operations                             (428)              962            (166)          (1,687)

Interest income                                            (18)                -             (70)              (2)
Interest expense                                             -                 4               4                9
Other income                                                 -            (1,000)         (1,000)               -
Foreign currency (gain) loss and other                      59               (14)            (42)              58
                                                    ---------------   -------------   --------------   -------------
     Total non-operating (income) expense                   41            (1,010)         (1,108)              65

                                                    ---------------   -------------   --------------   -------------
Income (loss) before income taxes                         (469)            1,972             942           (1,752)

Income tax provision (benefit)                             (36)              625             625                -

                                                    ---------------   -------------   --------------   -------------
Net income (loss)                                    $    (433)        $   1,347        $    317         $ (1,752)
                                                    ===============   =============   ==============   =============

See accompanying notes.


                                             INTERCAP GRAPHICS SYSTEMS, INC.
                                     CONSOLIDATED STATEMENTS OF SHAREHOLDER'S EQUITY
                                            (in thousands, except share data)

                                                                                             ACCUMULATED
                                          COMMON STOCK                                          OTHER
                                    -------------------------- ADDITIONAL   ACCUMULATED     COMPREHENSIVE
                                       SHARES       AMOUNT      CAPITAL        DEFICIT          INCOME          TOTAL
                                    --------------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 1996              1,000            -      $  7,780     $  (4,149)         $     14      $  3,645
Translation of foreign currency
     financial statements                   -            -             -             -                81            81
Net loss                                    -            -             -        (1,752)                -        (1,752)
                                                                                                            --------------
Total comprehensive loss                    -            -             -             -                 -        (1,671)
                                    --------------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 1997              1,000            -         7,780        (5,901)               95         1,974
Translation of foreign currency
     financial statements                   -            -             -             -               (98)          (98)
Net income                                  -            -             -           317                 -           317
                                                                                                            --------------
Total comprehensive income                  -            -             -             -                 -           219
                                    --------------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 1998              1,000            -         7,780        (5,584)               (3)        2,193
Translation of foreign currency
     financial statements
     (unaudited)                            -            -             -             -                74            74
Net loss (unaudited)                        -            -             -          (433)                -          (433)
                                                                                                            --------------
Total comprehensive loss
     (unaudited)                            -            -             -             -                 -          (359)
                                    --------------------------------------------------------------------------------------
BALANCE, MARCH 31, 1999 (UNAUDITED)     1,000            -      $  7,780     $  (6,017)         $     71      $  1,834
                                    ======================================================================================

See accompanying notes.


                                                  INTERCAP GRAPHICS SYSTEMS, INC.
                                               CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                           (in thousands)

                                                                          THREE MONTHS ENDED                   YEARS ENDED
                                                                               MARCH 31,                       DECEMBER 31,
                                                                    -------------------------------    -----------------------------
                                                                         1999             1998             1998             1997
                                                                    ---------------   -------------    -------------    ------------
                                                                             (UNAUDITED)
Cash flows from operating activities:
Net income (loss)                                                     $    (433)        $   1,347        $     317       $   (1,752)
Adjustments to reconcile net income (loss) to net cash
    provided by operating activities:
      Depreciation                                                           15                19               80               87
      Amortization of goodwill                                              330               330            1,320            1,320
      Changes in operating assets and liabilities,
           (Increase) decrease in accounts receivable                       462               (40)            (821)             530
           (Increase) decrease in prepaids, deposits, note
               receivable from Parent, other current assets
               and other assets                                             (71)               (9)          (1,598)             (28)
           (Decrease) increase in deferred revenue                          305                75              (86)             (32)
           (Decrease) increase in accounts payable, payable to
               Parent and accrued compensation and benefits                (315)               76              943             (154)
                                                                    ---------------   -------------    -------------    ------------
                Total adjustments                                           726               451             (162)           1,723
                                                                    ---------------   -------------    -------------    ------------
                Net cash provided by (used in) operating activities         293             1,798              155              (29)
                                                                    ---------------   -------------    -------------    ------------
Cash flows from investing activities:
      Payments for purchases of property and equipment                      (23)              (20)             (46)             (77)
                                                                    ---------------   -------------    -------------    ------------
                Net cash used in investing activities                       (23)              (20)             (46)             (77)
                                                                    ---------------   -------------    -------------    ------------

Effect of exchange rates on cash and cash equivalents                        74               (30)             (98)              81

Net increase (decrease) in cash and cash equivalents                        344             1,748               11              (25)
Cash and cash equivalents, beginning of period                              117               106              106              131
                                                                    ---------------   -------------    -------------    ------------
Cash and cash equivalents, end of period                              $     461         $   1,854        $     117       $      106
                                                                    ===============   =============    =============    ============


                                                Supplemental Cash Flow Information
      Cash paid for --
           Interest                                                   $       -         $       3        $       3       $        8
                                                                    ===============    =============    =============   ============
           Income taxes                                               $       -         $       -        $       -       $        -
                                                                    ===============    =============    =============   ============

See accompanying notes.

                         INTERCAP GRAPHICS SYSTEMS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

THE COMPANY
InterCAP Graphics Systems, Inc. ("InterCAP" or the "Company") was incorporated in 1987 in the state of Delaware. InterCAP is a wholly owned subsidiary of Intergraph Corporation ("Intergraph" or "Parent"). InterCAP provides standards-based solutions for publishing technical graphics on the Internet to aerospace, defense and manufacturing industries.

PRINCIPLES OF CONSOLIDATION AND BASIS OF PRESENTATION
The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. The Company subsidiaries consist of InterCAP Graphics Systems, AG, located in Switzerland, and InterCAP Graphics Systems, GmbH, located in Germany. All significant intercompany transactions and accounts have been eliminated.

USE OF ESTIMATES
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

CASH AND CASH EQUIVALENTS
The Company considers all highly liquid securities with original maturities of three months or less to be cash equivalents.

PROPERTY AND EQUIPMENT
Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is provided for using the straight-line method over three years for computers and equipment, software, furniture and fixtures and leasehold improvements. Depreciation expense for the year ended December 31, 1998 and 1997 was approximately $80,000 and $87,000, respectively.

GOODWILL
Goodwill, net consists of excess costs over values assigned to tangible assets in connection with the Parent's acquisition of the Company in 1995 and is amortized on a straight-line basis over 5 years. The goodwill recorded at the date of acquisition was approximately $6.6 million. Accumulated amortization of goodwill was approximately $5.3 million and $4.0 million at December 31, 1998 and 1997, respectively. The carrying value of goodwill is periodically reviewed, using an undiscounted cash flow analysis, to determine whether impairment exists, and adjustments to net realizable value will be made as needed.

INCOME TAXES
The Company is included in the consolidated federal income tax return of its Parent. The Company's income tax provision is computed assuming that the Company files a separate income tax return and the liability is recorded as a payable to Parent. Deferred tax assets and liabilities are recognized for the expected future tax consequences of existing differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Current and non-current deferred income tax assets and liabilities are classified on the balance sheet based on the classification of the assets and liabilities giving rise to these differences.

RESEARCH AND DEVELOPMENT
Research and development expenses are charged to operations as incurred. The Company has not capitalized certain software development costs subsequent to the establishment of technological feasibility, as these costs have not been material.

FOREIGN CURRENCY
For the Company's foreign subsidiaries, the functional currency is the local currency of the country. Accordingly, assets and liabilities of the foreign subsidiaries are translated to U.S. dollars at the period end exchange rates. Income and expense items are translated at the average rates of exchange prevailing during the period.

The adjustments  resulting from translating the financial  statements of foreign
subsidiaries  are  reflected  in  accumulated  other  comprehensive   income,  a
component of shareholder's equity.

COMPREHENSIVE INCOME
The Company adopted Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income" during the first quarter of fiscal 1998. SFAS No. 130 establishes new rules for the reporting and presentation of comprehensive income and its components. The Company's comprehensive income
(loss) is comprised of net income (loss) and foreign currency translation adjustments.

REVENUE RECOGNITION
The Company's revenue is generated primarily from three sources: license sales, maintenance, and consulting. Software license revenues for periods subsequent to January 1, 1998, are recognized in accordance with the American Institute of Certified Public Accountants' Statement of Position (SOP) 97-2, "Software Revenue Recognition." Under SOP 97-2, software license revenues are recognized upon execution of a contract and delivery of software, provided that the license fee is fixed and determinable, no significant production, modification or customization of the software is required, and collection is considered probable by management. For periods prior to January 1, 1998, software license revenues were recognized in accordance with SOP 91-1, "Software Revenue Recognition." Under SOP 91-1, software license revenues were recognized upon execution of a contract and shipment of the software and after any customer cancellation right had expired, provided that no significant vendor obligations remained outstanding, amounts were due within one year, and collection was considered probable by management. The application of SOP 97-2 did not have a material impact on the Company's consolidated financial statements for the year ended December 31, 1998. The Company provides customer support 120 days following the effective date of the license agreement at no charge. A portion of the software license fee is deferred and recognized over the four month warranty period as maintenance revenue. Annual maintenance fees are recognized ratably over the life of the maintenance agreement, which is generally twelve months. Consulting revenues are generally for integration and other services related to software sales. Consulting revenues are recognized as service is provided.

DEFERRED REVENUE
Deferred   revenue   represents   amounts  received  under  terms  specified  in
consulting, software licensing, and maintenance contracts for which completion of contractual terms has not occurred.

UNAUDITED INTERIM FINANCIAL STATEMENTS
The financial statements as of March 31, 1999 and for the three months ended March 31, 1999 and 1998 reflect all adjustments consisting of normal recurring items which are, in the opinion of management, necessary for a fair presentation of the financial position and results of operations for the interim periods.

2.  ACCOUNTS RECEIVABLE

Accounts receivable consists of the following (in thousands):

                                                        December 31,
                                                -----------------------------
                                                    1998            1997
                                                -------------    ------------

Trade receivables                               $     1,262      $      441
Allowances                                               (5)             (5)
                                                -------------    ------------
Accounts receivable, net                        $     1,257      $      436
                                                =============    ============

Allowances consist of reserves for estimated uncollectible accounts receivable. At December 31, 1998 and 1997, approximately 74 percent and 80 percent, respectively, of trade receivables represented amounts due from ten customers. At December 31, 1998, the Company had one customer with a receivable balance of 47 percent of trade receivables. At December 31, 1997, the Company had two customers with receivable balances of 16 percent and 15 percent of trade receivables. The credit risk in the Company's trade accounts receivable is substantially mitigated by the Company's credit evaluation process and reasonably short collection terms.

The Company distributes its products through authorized resellers and its corporate sales representatives located throughout the United States and Europe. In fiscal 1998, two customers' sales accounted for 33 percent and 13 percent of net revenues. In fiscal 1997, the Company had no customers whose sales accounted for 10 percent or more of net revenues.

3.  PROPERTY AND EQUIPMENT

Property and equipment consists of the following (in thousands):

                                                          December 31,
                                                    ----------------------------
                                                       1998             1997
                                                    ------------     -----------

Computers and equipment                             $    977         $     936
Furniture and fixtures                                    76                76
Leasehold improvements                                    23                18
                                                    ------------     -----------
                                                       1,076             1,030
Less - accumulated depreciation and amortization        (997)             (917)
                                                    ------------     -----------
Property and equipment, net                         $     79         $     113
                                                    ============     ===========

4.  INCOME TAXES

Components of the provision for income taxes are as follows (in thousands):

                                       Years Ended December 31,
                                  --------------------- --------------------
                                          1998                 1997
                                  --------------------- --------------------

Current provision                          $625                 $   -
Deferred provision                            -                     -
                                  --------------------- --------------------
Total income tax provision                 $625                 $   -
                                  ===================== ====================

The provisions for income taxes differ from the amounts computed by applying the statutory U.S. federal income tax rate to income before provision for income taxes primarily due to nondeductible goodwill amortization.

Components of the net deferred income tax assets are as follows (in thousands), there were no significant deferred tax liabilities:

                                               Years Ended December 31,
                                                ----------  ----------
                                                   1998        1997
                                                ----------  ----------
Deferred Tax Assets
     Amortization                                $   195     $   173
     Net operating loss carryforward                   -         155
     Depreciation                                     61          60
     Reserves and other accrued expenses
          not currently deductible for tax
          purposes                                     -          20
                                                ----------  ----------
             Total deferred tax assets               256         408

     Valuation Allowance                            (256)       (408)
                                                ----------  ----------
           Net Deferred Tax Asset                $     -     $     -
                                                ==========  ==========

5.  EMPLOYEE BENEFIT PLAN

The InterCAP Graphics Systems, Inc. 401(k) Savings Plan (the "Plan") allows eligible employees to elect to reduce their current compensation by up to 15 percent, subject to certain maximum dollar limitations prescribed by the Internal Revenue Code ($10,000 and $9,500 in 1998 and 1997, respectively), and have the amount contributed to the Plan as salary deferral contributions. The Company may make employer contributions to the Plan at the discretion of the
Parent.   During  each  of  fiscal  1998  and  1997,  the  Company   contributed
approximately $49,000 to the Plan. At December 31, 1998, there were approximately 32 participants in the Plan.

6.  COMMITMENTS

The Company leases its office and warehouse space and certain equipment under non-cancelable operating lease agreements. Rent expense of approximately $254,000 and $235,000 was recorded for the years ended December 31, 1998 and 1997, respectively. Future minimum lease payments for operating leases are approximately $202,000 and $112,000 for fiscal 1999 and 2000, respectively.

7.  RELATED PARTY TRANSACTIONS

The Company is a party to several transactions with its Parent. In March 1999, InterCAP entered into an agreement with Intergraph, (the "Agreement"), whereby the Company granted to Intergraph, a perpetual, non-exclusive, non-transferable, royalty-free license to certain InterCAP technology. Under the terms of the Agreement, the Company shall provide Intergraph with maintenance on "Licensed Technology" as defined in the Agreement and the Company will receive an annual fee of $25,000 for the performance of this maintenance. Also, under the terms of the Agreement, the Company is obligated to develop and accelerate the incorporation of certain capabilities with the Licensed Technology as defined in the Agreement. For the development and incorporation of these capabilities, the Company will receive $175,000.

In the normal course of business, the Parent sells certain products which contain InterCAP technology. In connection with the sale of these products, the Company receives royalties from Intergraph. InterCAP received royalties of $161,000 and $219,000 during the years ended December 31, 1998 and 1997, respectively, and these royalties are included in license revenue in the accompanying consolidated statements of operations.

In addition, the Parent is a distributor for certain of the Company's products and obtains a commission of up to 55% on such sales. The Parent retains the commissions from these sales and remits the remaining portion of the sales price to the Company. For the years ended December 31, 1998 and 1997, the Parent received $183,000 and $160,000, respectively, and the Company recognized $82,000 and $59,000 of revenue, respectively, relating to this distributor relationship. These amounts are included in license revenue in the accompanying consolidated statements of operations.

The Parent also markets consulting services for InterCAP products to certain customers. These consulting services are provided by InterCAP and the related revenue is recognized by InterCAP. For the year ended December 31, 1998 the Company recognized $240,000 in connection with these consulting services and these amounts are included in consulting revenue in the accompanying consolidated statements of operations. For the year ended December 31, 1997, the Company did not recognize any revenues in connection with these consulting services.

On March 2, 1998, Intergraph entered into a transaction with Unigraphics Solution, Inc. (USI), a subsidiary of Electronic Data Systems Corporation, whereby certain assets of the Parent's Solid Edge and Engineering Modeling System product lines were sold. The products sold included rights to utilize certain of the Company's proprietary technology. In connection with this transaction, InterCAP was allocated $1 million from Intergraph to compensate the Company for the use of its proprietary technology in the products sold and this amount is included in other income in the accompanying statements of operations.

In April 1998, the Company advanced $1,600,000 to its Parent and obtained a note receivable. Under the terms of the note receivable, the full principal amount was due and payable on March 31, 1999, however, in connection with the April 16, 1999 acquisition of the Company by Micrografx, Inc. (see note 9), this note receivable was charged to shareholder's equity. Also, under the terms of the note receivable, interest was accrued at a 6.0 percent annual interest rate.

Included in selling, general, and administrative expense is an allocation of certain administrative overhead costs incurred by the Parent on behalf of InterCAP of approximately $160,000 and $130,000 for the years ended

December 31, 1998 and 1997, respectively. These costs are allocated to each of the Parent's subsidiaries based on several factors, such as headcount, square footage and specific identification and are believed to be appropriate allocations of such costs and are representative of the costs of such services obtained on an arms-length basis. Furthermore, the Company believes the results of operations include all expenses necessary to conduct the Company's operations.

8.  SEGMENT INFORMATION

The Company operates in a single industry segment: the development, marketing and support of standards-based solutions software products for publishing technical graphics on the Internet. Virtually all products sold in the United States and Europe are developed in Annapolis, Maryland.

The following geographic area data includes net revenues, based on product shipment destination, and property, plant and equipment, based on physical location (in thousands):


                                       THREE MONTHS   THREE MONTHS
                                     ENDED MARCH 31,  ENDED MARCH 31,  YEARS ENDED DECEMBER 31,
                                       ------------  --------------  ---------------------------
                                           1999         1998            1998           1997
                                       ------------  --------------  ------------  -------------
                                       (unaudited)     (unaudited)
Net revenues:
United States                            $     785     $   2,375       $  4,782      $  3,136
Europe                                         124            78            552           403
                                       ------------  --------------  ------------  -------------
     Total                               $     909     $   2,453       $  5,334      $  3,539
                                       ============  ==============  ============  =============

Property, Plant & Equipment, net:
United States                            $      65     $     100       $     61      $    106
Europe                                          22            14             18             7
                                       ------------  --------------  ------------  -------------
     Total                               $      87     $     114       $     79      $    113
                                       ============  ==============  ============  =============

9.  SUBSEQUENT EVENT

On April 16, 1999, Micrografx, Inc. ("Micrografx") purchased InterCAP from Intergraph for $12.15 million. The $12.15 million was funded through the payment of $3.85 million in cash at closing, the issuance of a short-term promissory note for $2.5 million and the issuance of a convertible debenture for approximately $5.8 million. The convertible debenture may be initially converted into 579,700 shares of Micrografx common stock.


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